CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers

Ministry Partners Investment Company, LLC

Brea, California

We hereby consent to the use, in the Form 10-K for Ministry Partners Investment Company, LLC and Subsidiaries for 2017, of our issued report dated March 29, 2018 relating to the consolidated financial statements of Ministry Partners Investment Company, LLC and Subsidiaries as of December 31, 2017 and 2016 and for the years then ended.

/s/Hutchinson and Bloodgood LLP

Glendale, California

March 29, 2018